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                                                                Exhibit 23.3


               [LETTERHEAD OF SMITH & HOWARD, P.C. APPEARS HERE]




Global Imaging Systems, Inc.




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 8, 1998 with respect to the financial statements of Southern Business Communications Group included in the Registration Statement (Form S-1) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.



/s/ Smith & Howard, P.C.
    SMITH & HOWARD, P.C.
    ATLANTA, GEORGIA
    MARCH 16, 1998